UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/16/2005

MOLINA HEALTHCARE, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-31719

DE	134204626
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One Golden Shore Drive
Long Beach, CA 90802-4202
(Address of Principal Executive Offices, Including Zip Code)

562 435 3666
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 16, 2005, the Company appointed Rick Click, 36, as its Vice President and Chief Information Officer. Mr. Click will report to Sheila K. Shapiro, the Company's Executive Vice President of Administrative Services.

Mr. Click most recently served as global technology leader for internet auction company eBay, where he developed the financial services outsourcing model for PayPal.com and set up the international programming, security modeling, and quality testing programs for the organization. From 2002 to 2004, he served as president of the U.S. division of American Outsourcing Group, a management firm specializing in finance and accounting outsourcing. From 2001 to 2002, he served as the senior vice president and chief information officer of Goodman Global Holdings, a Houston-based maker of air conditioners and heating equipment. From 1998 to 2001, he served as the executive director and chief information officer for commercial avionics with Honeywell International.

The employment of Mr. Click is not subject to an employment agreement.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: May 19, 2005.	By:	/s/ Mark L. Andrews
Mark L. Andrews
Executive Vice President, General Counsel